ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made as of December 1, 2010, by and between Global Axcess Corp, a Nevada corporation (“Buyer” or “Global”), and FMiATM, Inc., a California corporation (“Seller” or “FMiATM”).  Buyer and Seller are sometimes referred herein to individually as a “Party” and together as the “Parties”.

PRELIMINARY STATEMENTS:

Seller is in the business (the “Business”) of installing and operating automated teller machines (“ATM’s”).  Seller desires to assign and sell, and Buyer has agreed to assume and purchase various ATM assets of Seller, used in the Business and described in more detail herein.

NOW, THEREFORE, in consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

1.           Purchased Assets; Excluded Assets; Assumption of Liabilities.

1.1             Purchased Assets and Rights.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3.1), Seller will sell to Buyer, and Buyer will purchase the following assets from Seller (collectively, the “Purchased Assets”):

(a)          all of Seller’s right, title and interest in and to the Customer agreements (the “Customer Agreement”) listed in Exhibit 1.1(a) attached hereto;

(b)          all ATM’s listed in Exhibit 1.1(b) the “Transferred ATM’s”, collectively, (the “Transferred Equipment”);

(c)          all Transferred Equipment utilized in the Business, to the extent owned by Seller or any Affiliate.  “Affiliate” means, with respect to any Person (as hereinafter defined), any Person that controls, is controlled by or is under common control with such Person, together with its and their respective members, partners, venturers, directors, officers, stockholders, agents, employees and spouses.  A Person shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another Person, whether through ownership of voting securities, by contract, or otherwise.  “Person” means an individual, partnership, limited liability company, association, corporation, or other entity;

(d)          all communication lines which Seller will endeavor to transfer that are provisioned by third-party providers (“Phone Lines”) within forty-five (45) days of Closing.  All expenses associated with Phone Lines will be the responsibility of Seller prior to the date of Close, and of the Buyer from the date of Close, regardless of the transfer date of the Phone Lines;

(e)          Seller shall transfer the Purchased Assets free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind; and

(f)          Buyer will assume all liabilities associates with the Purchased Assets and arising out of the use and operations of the Purchased Assets after the Closing Date.

1.2             Limited Liabilities Assumed.  Buyer, effective as of the Closing Date, will assume Seller’s rights and obligations arising on or after the Closing Date under the Customer Agreements and the assigned supplier agreements outlined in this Agreement herein.  The Parties acknowledge that the Buyer assumes no other obligations or liabilities of the Seller.

1.3             Excluded Assets.  Except as expressly set forth herein, the Purchased Assets shall not include cash in bank, vehicles, notes or accounts receivable, prepaid accounts, deposits, the Seller’s corporate office lease, office furniture, fixtures, computers, telephone equipment (other than Phone Lines), Seller’s warehouse lease, or any other asset of Seller not specifically set forth as Purchased Assets (collectively, the “Excluded Assets”).

2.           Purchase Price

2.1             Base Purchase Price; Payment.  In consideration for the sale of the Purchased Assets, Buyer shall pay Seller the following amounts (the “Base Purchase Price”):

(a)  Buyer shall pay Seller Nine Hundred Fourteen Thousand, Five Hundred Seventy One Dollars ($914,571) within five (5) business days of December 17, 2010 in consideration for the Customer Agreements and the other Purchased Assets, listed herein as Exhibit 1.1(b), that relate to the ATM portion of the Business;

(b)  Buyer shall pay Seller Sixty Thousand Dollars ($60,000) on or before January 17, 2011 in consideration for the Franchise USA, LLC Agreement assigned by Seller;

(c)  Buyer shall pay Seller Sixty Thousand Dollars ($60,000) on or before February 17, 2011 in consideration for the Franchise USA, LLC Agreement assigned by Seller;

(d)  In the event that Buyer defaults on the payment schedule provisions in 2.1(b) and 2.1(c) with Seller, Buyer will have 5 business days to cure the payment default upon written notice of default by Seller.  If Buyer does not cure the payment default, the assignment of the Franchise USA, LLC agreement will be rescinded and revert back to Seller.  Buyer will retain possession of the ATM machine located in Franchise USA, LLC locations, detailed in Exhibit 1.1(b) of this Purchase Agreement.

2.2         Taxes.  All use or sales tax obligations due as a result of this transaction will be paid by Buyer at the Closing and, if not so paid, shall remain Buyer’s obligation.

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

3.           Closing

3.1            Closing Date.  Subject to the terms and conditions of this Agreement, the closing of the transaction (the “Closing” or the “Closing Date”) contemplated by this Agreement shall occur at a mutually acceptable place and time within five (5) days after the last of the conditions to Closing set forth in Sections 6.1 and 6.2 have been satisfied or waived by the Party or Parties entitled to waive the same, or such other date and time as to which Buyer and Seller may agree in writing. However, the Closing must take place on or before December 10, 2010 or Buyer or Seller may void the transaction in whole or in part, unless the delay is due to execution of an assigned agreement, which may not extend beyond an additional 30 days and Buyer will be allowed to recalculate the Purhcase price based on the margin loss associated with the delay.

3.2            Actions to be Taken at the Closing.  At the Closing, the Parties will take the following actions and deliver the following documents:

(a)       Seller will deliver to Buyer:

(i)           a duly executed Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 2.1(a).

(ii)          a duly executed bill of sale, in substantially the form attached hereto as Exhibit 2.1(b).

(iii)         all required consents of third parties to the sale, conveyance, transfer, assignment and delivery of the Purchased Assets, including, without limitation if required, the consent of the customers party to the Customer Agreements.

(iv)        non-compete agreements in favor of Buyer duly executed by Seller, and binding upon Seller’s Affiliates, in substantially the form attached hereto as Exhibit 2.1(c), (the “Non-Compete Agreements”).

(v)         a Transition Services Agreement, duly executed by Seller, pursuant to which Seller agrees to provide to Buyer services in connection with the transfer of the Purchased Assets, in substantially the form attached hereto as Exhibit 2.1(d).

(vi)        a good standing certificate of Seller dated September 22, 2010 certified by the Secretary of the State of California.

(vii)       a secretary’s certificate, certifying the organizational documents of Seller, and resolutions of the board of directors and shareholders of Seller approving the sale of the Purchased Assets and other transactions contemplated herein.

(viii)      an opinion of legal counsel for Seller, substantially in the form attached hereto as Exhibit 2.1(e).

(ix)         Duly executed true and correct copies of the Customer Agreements.

(x)          assignment forms, duly executed by Seller, necessary to transfer to Buyer the Phone Lines, in accordance with the process and procedures with the phone line providers.

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

(b)       Buyer will deliver to Seller:

(i)           a duly executed Assignment and Assumption Agreement in substantially the form attached as Exhibit 2.1(a).

(ii)          the portion of the Purchase Price to be paid at the Closing pursuant to Section 2.1(a) and 2.1(b).

(iii)         a secretary’s certificate, certifying resolutions of the board of directors of Buyer approving the purchase of the Purchased Assets.

(iv)        an officer’s certificate certifying as to the truth and correctness of Buyer’s representations and warranties to the best of Buyer’s knowledge as of the Closing Date and that all of Buyer’s obligations that are to be performed prior to Closing have been performed.

(c)       The Parties will take such other actions and will execute and deliver such other instruments, documents and certificates as are required by the terms of this Agreement and the agreements executed and delivered at the Closing in connection herewith (the “Related Agreements”) or as may be reasonably requested by any Party in connection with the consummation of the transactions contemplated herein.

4.           Representations; Warranties.

4.1           Seller Representations.  To the best of Seller’s actual knowledge, Seller represents and warrants to Buyer as of the date hereof, and as of the Closing Date as follows:

(a)           Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  Seller has full power and lawful authority to enter into this Agreement and each of the Related Agreements, and to consummate the transactions contemplated hereby and thereby.

(b)           This Agreement has been and, when executed, the Related Agreements will be, duly authorized by all necessary action on the part of Seller, including authorization of its members.  This Agreement constitutes and, when executed, the Related Agreements each will constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms.  Seller’s execution, delivery and performance of this Agreement and the Related Agreements will not (i) constitute a breach or violation of Seller’s organizational documents, (ii) constitute a breach or violation of any law, rule, regulation, material agreement, indenture, deed of trust, mortgage, loan agreement or any material instrument to which Seller is a party, (iii) constitute a violation of any order, judgment or decree by which Seller is bound or affected, or (iv) result in a breach or default under any of the Related Agreements or the creation of any lien or charge thereon.

(c)           No consent, license, approval or authorization of, or filing, registration or waiver or other action by, any governmental authority or any third party is or will be required in connection with the execution, delivery or performance by Seller of this Agreement or any agreement executed in connection herewith except those consents which Seller shall deliver to Buyer before Closing.

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

(d)           Seller has delivered to Buyer a true and correct copy of each contract included in the Purchased Assets.  Each contract included in the Purchased Assets is valid and enforceable in accordance with its terms against Seller and against the other party or parties thereto.  There is no suit or proceeding pending or threatened, relating in any way to any contract included in the Purchased Assets, or that could otherwise impair Seller’s ability to perform its obligations hereunder.  Neither Seller nor any other party thereto is in breach of or in default under any contract included in the Purchased Assets nor has any notice or claim with respect to any breach or default thereunder been given.   Seller has not made any oral representations or warranties to any person with respect to the Purchased Assets, nor has it offered to provide any services other than what has already been stated in the Customer Agreements.  No party to a Customer Agreement has threatened to terminate such agreement, or indicated any intention not to renew such agreement upon expiration thereof.

(e)           Seller has good and marketable title to the Purchased Assets free and clear of all liens, claims or encumbrances of any kind whatsoever.  All financial information relating to the Purchased Assets that has been provided by Seller, or its agents, to Buyer is true, correct and complete and has been prepared in accordance with sound financial practices applied on a consistent basis.

(f)           The Transferred Equipment is in good repair and good operating condition, ordinary wear and tear excepted, and is suitable for immediate use in the ordinary course of business.  No item of Transferred Equipment is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

(g)           Neither this Agreement nor any schedules, certificates or other document or information provided by Seller to Buyer in connection with this Agreement or the Related Agreements or the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits any material fact necessary to make the statements so made not misleading, at the time such statements were made and through the time of the Closing Date.

(h)           Neither the Seller, nor any of its members, managers, officers, employees or agents, has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder’s fee or commission in connection with this Agreement, and the Related Agreements, or the transactions contemplated by such agreements for which Buyer could become liable or obligated.

4.2           Buyer Representations.  To the best of Buyer’s actual knowledge, Buyer represents and warrants to Seller as follows:

(a)          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated by this Agreement and the Related Agreements.

(b)          Prior to the Closing, this Agreement and each Related Agreement will have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement constitutes and, when executed, the Related Agreements will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

(c)          Neither Buyer, nor any of its shareholders, officers, employees or agents have employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder’s fee or commission in connection with this Agreement, the Related Agreements or the transactions contemplated by such agreements for which Seller could become liable or obligated.

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

5.           Certain Covenants and Agreements.

5.1           Approvals and Consents.  Prior to Closing, Seller will obtain, in writing and without penalty to Buyer, all necessary approvals and consents required in order to authorize and approve this Agreement and the Related Agreements, and to consummate the assignment to, and assumption by, Buyer of the Purchased Assets, including without limitation the consent for the assignment of the Customer Agreements if required.

5.2           Cooperation.  Each of the Parties hereto will use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder.

5.3           Access to Properties, Records and Personnel; Inspection.  Seller shall give Buyer and its counsel, accountants and other representatives full access during normal business hours to all of the properties, personnel, financial and operating data, books, tax returns, contracts, commitments and records of Seller to the extent that they relate to the Purchased Assets.  Such investigation shall not limit Seller’s liability for the breach of Seller’s representations and warranties herein even if Buyer’s review did or should have revealed any such breach.

5.4           Operation of Business. From the date hereof until the Closing Date or the earlier termination of this Agreement pursuant to Section 7 hereof, Seller will:  (a) operate its business in the ordinary course; (b) other than as expressly contemplated to the contrary in this Agreement, use its best efforts to preserve its operations so that Buyer will obtain the benefits intended to be afforded by this Agreement; (c) not take any action which would result in any representation or warranty of Seller becoming incorrect or untrue in any respect; (d) obtain the prior written approval of Buyer in connection with all material decisions affecting the Purchased Assets, or operations thereunder, and (f) notify Buyer in writing promptly after Seller becomes aware of the occurrence of any event that might result in any of Seller’s statements, representations and warranties under this Agreement or any Related Agreement being or becoming untrue.

5.5           Notices.  Each of Buyer and Seller will promptly notify the other in writing if it receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency by any third party to restrain or prohibit, or obtain damages in respect of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

5.6           Further Assurances.  Each Party will execute and deliver any further instruments or documents, and take all further action, reasonably requested by the other Party to carry out the transactions contemplated by this Agreement and the Related Agreements.

5.7           Indemnification.

(a) Seller will indemnify, defend and hold Buyer, its Affiliates (as defined below) and their respective stockholders, directors, officers, employees, legal representatives, agents, successors and assigns (the “Indemnified Parties”) harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties (collectively, “Losses”) arising from or directly or indirectly relating to:

(i)	any breach by Seller of any term or provision of this Agreement or any Related Agreement, including without limitation, Seller’s representations and warranties contained herein; or

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

(ii)	Seller’s performance or breach under any of the Customer Agreements prior to the Closing Date; or
(iii)	any other expense or liability relating to the Purchased Assets arising or occurring prior to the Closing Date.

(b) Buyer shall indemnify, defend, and hold harmless Seller, its Affiliates, and their respective, stockholders, directors, officers, employees, legal representatives, agents, successors and assigns (“Indemnified Parties”) harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Indemnified Parties (collectively, "Losses") arising from or directly or indirectly relating to:

(i)
any breach by Buyer of any term or provision of this Agreement or any Related Agreement, including without limitation, Buyer’s representations and warranties or Buyer’s post-closing covenants contained herein; or

(ii)	Buyer’s performance or breach under any of the Customer Agreements after to the Closing Date; or
(iii)	any other expense or liability relating to the Purchased Assets arising or occurring after to the Closing Date.

5.8           Survival of Representations and Warranties.  The parties’ representations and warranties contained herein shall survive the Closing for a period of six (6) months.

6.           Conditions Precedent.

6.1           Conditions to Buyer’s Obligations.  Buyer’s obligations under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Buyer:

(a)       Seller will have complied with and performed in all material respects its obligations under this Agreement and the Related Agreements required to be complied with or performed prior to Closing.

(b)       All representations and warranties of Seller in this Agreement and the Related Agreements will be true and correct in all material respects as of the date when given and on the Closing Date.

(c)       All consents, approvals and waivers required to consummate the transactions contemplated by this Agreement and the Related Agreements will have been obtained in writing by Seller and provided to Buyer without any penalty or condition which is adverse to Buyer.

(d)       There will not have been any material adverse change in the business, prospects or future business relating to the Purchased Assets, or any event which may, in the future, cause such a change or any pending or threatened material litigation or other proceeding relating to the Purchased Assets or Seller’s operation thereof.

(e)       Seller shall have delivered to Buyer such other documents and instruments as Buyer may reasonably request to effectuate the transactions contemplated herein and to vest in Buyer title to, and rights in the Purchased Assets, free and clear of all liens, claims and encumbrances.

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

(f)        Buyer shall have received all of the items set forth in Sections 3.2(a) and 3.2(c) hereof.

(g)       Closing contingent on Global’s due diligence review and upon discovery of one of the foregoing items.

6.2           Condition to Seller’s Obligations.  Seller’s obligations under this Agreement are subject to the satisfaction, on the Closing Date, of the following conditions, which may be waived in writing by Seller:

(a)           Buyer will have complied with and performed, in all material respects, its obligations under this Agreement and the Related Agreements.

(b)           All representations of Buyer in this Agreement or the Related Agreements will be true and correct in all material respects as of the date when given and on the Closing Date.

(c)           Seller shall have received all of the items set forth in Section 3.2(b) and 3.2(c) hereof.

6A.           Post-Closing Covenants.

6A.1           Cooperation. After the Closing, Seller shall continue to use commercially reasonable efforts to obtain any consents that may be required to be obtained on or before the Closing, and the Parties shall use best efforts and good faith cooperation to facilitate any of the terms outlined in this Agreement, including the performance of any post-closing covenants as set forth herein.

6A.2           GA-ILL ATM Portfolio.  Seller will agree to sell its remaining twenty-four (24) ATMs located in Georgia (23) and Illinois (1) for the agreed upon price of One Hundred Forty-Five Thousand Dollars ($145,000).  This sale and agreed upon price is to be consummated after the Closing, with the final price and settlement pending Buyer’s due diligence and any modifications to the agreed upon price based upon Seller’s modification of contract terms with its clients and as a result of Buyer’s due diligence.

6A.3           Consent to Assignment for Franchise USA, LLC.  Seller will endeavor to obtain a written Consent to the assigned agreement (“EZ Consent”) from Franchise USA, LLC (d/b/a EZ Energy).  In the event that the aforementioned EZ Consent is not obtained by the date of close:

(a)  Seller will reimburse Buyer Seven Thousand Dollars ($7,000) for every month (or partial thereof) that the assigned agreement with Franchise USA, LLC is not held to its full term of February 12, 2013 from the date of close.

(b)  Seller must pay the total amount due to Buyer in 6A.3(a) within 30 days of written notification of Franchise USA, LLC’s intent to terminate without cause the assigned ATM Financial Service Kiosk Operating Agreement with Buyer.

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

(c)  In the event Seller does not pay Buyer the amount due in 6A.3(a) within the prescribed date outlined in 6A.3(b), Seller must replace the cash flow revenue of the fifty (50) ATMs in the Franchise USA, LLC acquired portfolio with a cash flow revenue stream of ATMs (“Compensation Sites”) in Seller’s current portfolio that are within a similar aggregate surcharge transaction volume of the Franchise USA, LLC ATMs terminated without cause.  Buyer will have the option to transfer its own ATM equipment to replace the ATMs at the Compensation Sites, or reach agreement with Seller for the purchase of the ATM equipment located in the Compensation Sites.

6A.4.           ATM Replacement Project.    Buyer acknowledges and has agreed to allow Seller to replace Twenty-Three (23) Hyosung XP 5050 ATMs and Kiosk sidecars currently installed with Twenty-Three (23) Hyosung CE 5050 or 1800 series ATMs.  The project will be completed within 30 days of the date of close, and the serial numbers for the ATMs are included in the Transferred ATM list in Exhibit 1.1(b).

7.           Termination Of Agreement; Effect Of Termination.

7.1           Termination.  This Agreement may be terminated at any time before the Closing as follows:

(a)           By Buyer, by notice to Seller, if any of Buyer’s conditions precedent to Closing have not been satisfied as of the Closing Date or have become incapable of being satisfied by December 10, 2010.

(b)           By Seller, by notice to Buyer, if any of Seller’s conditions precedent to Closing have not been satisfied as of the Closing Date or have become incapable of being satisfied by December 10, 2010.

7.2           Effect of Termination.  With the exception of Article 4, Section 5.7 (Indemnification) and this Section 7.2, which such sections shall survive termination of this Agreement, upon a termination in accordance with Section 7.1, this Agreement will have no further force or effect.  Notwithstanding the foregoing, each Party will be liable to the other for any breaches by such Party prior to termination of this Agreement.

8.           Miscellaneous.

8.1           No Waiver.  No waiver of any breach of any provision of this Agreement will be deemed a waiver of any other breach of this Agreement.  No extension of time for performance of any act will be deemed an extension of the time for performance of any other act.

8.2           Severability.  The provisions of this Agreement will be deemed severable, and if any provision of this Agreement is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision legal, valid and binding.  If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not be affected but will remain binding in accordance with their terms.

8.3           Entire Agreement; Amendment.  This Agreement, the Related Agreements and the schedules, exhibits and attachments to such agreements contain the entire agreement of the Parties with respect to the subject matter hereof.  This Agreement may be amended only by an instrument in writing signed by all of the Parties hereto.  The headings in this Agreement are solely for convenience of reference and will not affect the interpretation of any provision of this Agreement.

8.4           Applicable Law; Venue.  This Agreement will be construed in accordance with and governed by the laws of the State of California, without regard to its conflict of law provisions.  Any suit or action relating to this Agreement may only be brought in the State or Federal courts sitting in the County of Orange, California.

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

8.5           Time is of the Essence.  The Parties to this Agreement acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement and each Related Agreement.

8.6           Binding Agreement, Assignment.  The terms and provisions of this Agreement will bind the Parties and their respective permitted successors and assigns.  Neither this Agreement nor any Related Agreement may be assigned by Seller or Buyer, without the prior written consent of the other.

8.7           Expenses.  Each Party will pay all of its expenses, including attorneys’ and accountants’ fees in connection with the negotiation of this Agreement or any Related Agreement, the performance of its obligations hereunder or thereunder, and the consummation of the transactions contemplated by this Agreement or any Related Agreement; provided that in any proceeding or other attempt to enforce, construe or to determine the validity of this Agreement or any Related Agreement, the non-prevailing Party will pay the reasonable expenses of the prevailing Party, including reasonable attorneys’ fees and costs.

8.8           Notices.  All notices, demands or other communications required or permitted to be given hereunder will be in writing, and any and all such items will be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the business day if by facsimile to the facsimile number set forth below:

Notices to Seller:
FMiATM, Inc.
1719 S. Grand Ave.
Santa Ana, CA 92705
Attn: Mr. Thomas Rendina, CFO
Phone: (714) 259-7996
Fax: (714) 259-7998

Notices to Buyer:
Global Axcess Corp.
Attn: Mr. Michael Loiacono
7800 Belfort Parkway
Suite 165
Jacksonville Florida 32256
Phone: 904-395-1157
Fax: 904-280-2180

8.9           Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

8.10         No Third Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

8.11           Publicity.  Neither Party shall issue a press release or make any public statement with respect to the transactions contemplated herein without the prior written approval of the other Party, unless in the good faith opinion of counsel, such disclosure is required by law.

8.12           Confidentiality.  Other than as contemplated by this Agreement, Seller will maintain in confidence, and will cause its directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information in its possession relating directly or indirectly to the Purchased Assets, unless such information becomes publicly available through no fault of Seller, or its directors, officers, employees, agents or advisors, the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, or the furnishing or use of such information is required by legal proceedings or otherwise required by law.  If this Agreement is terminated pursuant to Section 7.1, this Section 10.12 shall be of no further force or effect.

The Parties have executed and delivered this Agreement on the date set forth in the introductory paragraph of this Agreement.

Seller:		Buyer:

FMiATM, Inc.		GLOBAL AXCESS CORP,
a California corporation		a Nevada corporation

By:	/s/ Frank Meza	By:	/s/ George McQuain

Name: Frank Meza		Name: George McQuain
Title: President		Title: President & CEO

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________

Exhibits:

1.1(a)	Customer Agreements
1.1(b)	Transferred ATM’s
2.1(a)	Form Assignment and Assumption
2.1(b)	Form Bill of Sale
2.1(c)	Form Non-Compete
2.1(d)	Form Transition Services Agreement
2.1(e)	Form of Seller’s Counsel Legal Opinion
2.1(f)	Buyer’s Secretary’s Certificate, Certifying Resolutions of Buyer’s Board of Directors
2.1(g)	Buyer’s Officer’s Certificate

 Asset Purchase Agreement
Global Axcess –FMiATM
8343931.1

 Initials __________

 Initials __________